Exhibit 99.1

Allied Building Products Corp. and related companies

Condensed Combined Financial Statements

For the 9 month periods ended September 30, 2017 and

October 1, 2016

Review Report of Independent Auditors

The Board of Directors and Shareholder of Allied Building Products Corp. and related companies

We have reviewed the condensed combined financial information of Allied Building Products Corp. and related companies (the “Company”), which comprise the condensed combined balance sheets as of September 30, 2017 and October 1, 2016 and the related condensed combined statements of operations, shareholder’s equity, and cash flows for the nine-month periods ended September 30, 2017 and October 1, 2016.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the condensed combined financial information in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in conformity with U.S. generally accepted accounting principles.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the condensed combined financial information referred to above for it to be in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

December 18, 2017

A member firm of Ernst & Young Global Limited

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

CONDENSED COMBINED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	September 30, 2017	October 1, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,150	$6,022
Accounts receivable, net of allowances of $13,292 and $17,586 as of September 30, 2017 and October 1, 2016 respectively	416,002	391,708
Inventories, net	353,474	332,313
Indebtedness from related parties	46,566	—
Prepaid expenses and other current assets	54,806	64,182

Total current assets	876,998	794,225
Property and equipment, net	117,791	110,986
Goodwill	433,094	433,094
Intangibles, net	10,389	18,166
Other assets	2,241	2,106

Total assets	$1,440,513	$1,358,577

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable, including bank overdraft of $27,168 and $26,198 as of September 30, 2017 and October 1, 2016 respectively	$378,836	$338,126
Accrued expenses and other liabilities	95,992	90,058
Indebtedness to related parties	—	114,628
Deferred acquisition consideration	1,911	1,547

Total current liabilities	476,739	544,359
Deferred acquisition consideration	717	2,628
Deferred income tax liability, net	14,331	13,088
Indebtedness to related parties	82,475	82,475

Total liabilities	574,262	642,550
Shareholder’s equity:
Common shares:
Class A Voting - no par value; 1,400 shares authorized, 497 issued and outstanding	—	—
Class B Non-Voting - no par value; 12,600 shares authorized, 4,095 issued and outstanding	—	—
Preferred shares - $714.286 par value, 6,300 shares authorized, 3,465 issued and outstanding	2,475	2,475
Additional paid-in capital	472,846	411,915
Retained earnings	390,930	301,637

Total shareholder’s equity	866,251	716,027

Total liabilities and shareholder’s equity	$1,440,513	$1,358,577

The accompanying notes are an integral part of the Condensed Combined Financial Statements.

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	Nine Months ended
	September 30, 2017	October 1, 2016
Net sales	$1,987,109	$1,934,525
Cost of sales (exclusive of amortization and depreciation shown separately below)	1,470,383	1,434,982

Gross profit	516,726	499,543
Operating expenses:
Payroll costs	243,057	239,851
Occupancy costs	41,735	39,608
Repairs and maintenance	20,497	19,550
Depreciation	18,508	17,830
Sub-contractor and rental costs	10,943	9,528
Bank charges	13,093	12,172
Energy costs	12,721	11,877
Amortization	5,754	8,413
Other costs	43,381	43,889

Total operating expenses	409,689	402,718

Gain on sale of equipment	2,426	2,176

Operating income	109,463	99,001
Interest expense	(2,049)	(7,023)

Income before income taxes	107,414	91,978
Income tax expense	(42,833)	(36,214)

Net income	$64,581	$55,764

The accompanying notes are an integral part of the Condensed Combined Financial Statements.

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

CONDENSED COMBINED STATEMENTS OF SHAREHOLDER’S EQUITY

(Amounts in thousands)

	Common shares	Preferred shares	Additional paid-in capital	Retained earnings	Total shareholder’s equity
Balance at January 3, 2016	$—	$2,475	$374,621	$245,873	$622,969
Stock-based compensation	—	—	1,851	—	1,851
Contribution from parent	—	—	35,443	—	35,443
Net Income	—	—	—	55,764	55,764

Balance at October 1, 2016	$—	$2,475	$411,915	$301,637	$716,027

Balance at January 1, 2017	$—	$2,475	$428,497	$326,349	$757,321
Stock-based compensation	—	—	2,423	—	2,423
Contribution from parent	—	—	41,926	—	41,926
Net Income	—	—	—	64,581	64,581

Balance at September 30, 2017	$—	$2,475	$472,846	$390,930	$866,251

The accompanying notes are an integral part of the Condensed Combined Financial Statements.

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Operating activities:
Net income	$64,581	$55,764
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation and amortization	24,262	26,243
Non-cash stock-based compensation	2,423	1,851
Non-cash compensation	750	750
Deferred income taxes	907	771
Gain on sale of equipment	(2,426)	(2,176)
Changes in operating assets and liabilities:
Accounts receivable and other assets	(86,370)	(83,505)
Inventories	(85,101)	(89,891)
Accounts payable, bank overdrafts and other liabilities	106,251	56,266

Net cash provided by/(used) in operating activities	25,277	(33,927)

Investing activities:
Capital expenditure	(25,486)	(19,386)
Proceeds from sale of equipment	2,413	2,359

Net cash used in investing activities	(23,073)	(17,027)

Financing activities:
Deferred acquisition consideration	(1,545)	(1,233)
Contributions from parent	41,926	35,443
Changes in due to related party, net	(42,929)	19,758

Net cash (used in)/provided by financing activities	(2,548)	53,968

Net (decrease)/increase in cash and cash equivalents	(344)	3,014
Cash and cash equivalents, beginning of period	6,494	3,008

Cash and cash equivalents, end of period	$6,150	$6,022

The accompanying notes are an integral part of the Condensed Combined Financial Statements.

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

1	Description of Business

Allied Building Products Corp. and related companies (the “Company”) are wholly owned subsidiaries of Oldcastle Distribution, Inc., which is ultimately a wholly owned subsidiary of Oldcastle, Inc. (“Oldcastle” or “Parent”), a holding company whose ultimate parent is CRH plc, a Republic of Ireland corporation.

The Company’s business primarily consists of wholesale distribution of roofing, siding, insulation (exterior products), and gypsum wallboard, acoustical tile/grid and steel studs (interior products). The Company operates over 200 branches across 31 US states and has over 3,500 employees. The Company was incorporated in New Jersey in 1964.

The Company is engaged in one primary business activity, distribution of building products. The Company’s operating structure is organized to support a single business. The Company’s Chief Operating Decision Maker views the Company as a single business. As such the Company operates as a single reportable segment in accordance with ASC Topic 280, Disclosures about Segments of an Enterprise and Related Information.

2	Summary of Significant Accounting Policies

Basis of Presentation

We prepared the accompanying Condensed Combined Financial Statements in accordance with United States generally accepted accounting principles (“GAAP”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. All significant intercompany balances and transactions have been eliminated. In our opinion, all normal and recurring adjustments that we consider necessary for a fair financial statement presentation have been made.

The Combined Financial Statements include Allied Building Products Corp. and the following related entities: Kapalama Kilgos Acquisition Corp., A.L. Kilgo Company, Inc., Tri-Built Materials Group, LLC, RME Acquisition, LLC and Pacsource, LLC. These entities are under the common control of Oldcastle Distribution, Inc. The “Company,” “we,” “us” or “our” refer to Allied Building Products Corp. and related companies. These Condensed Combined Financial Statements reflect all of the costs of doing business related to the operations of the Company, including expenses incurred by other entities on its behalf. Oldcastle, Inc. and CRH plc supplement certain corporate functions within the Company and costs associated with these functions were allocated to the Company. These functions included regulatory and compliance, finance, treasury, internal audit and tax. The costs of such services were allocated to the Company based on the most relevant allocation method to the service provided.

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NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

SEPTEMBER 30, 2017

Stock-based compensation was allocated by CRH plc on the basis of the specific employees associated with the Company.

Management believes such allocations were reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Company been operating as an independent company for the periods presented. Management has determined that it is not practicable to estimate what our expenses would have been on a stand-alone basis. The charges for these functions are included in operating expenses in the Condensed Combined Statement of Operations.

Other Comprehensive Income

The Company does not have components of Other Comprehensive Income; therefore, Net Income is equal to Comprehensive Income.

Use of Estimates

The preparation of Condensed Combined Financial Statements in conformity with GAAP requires management to use its judgment to make estimates and assumptions that affect the amounts reported in these Condensed Combined Financial Statements and accompanying notes. Significant items subject to such estimates include accounts receivable allowances, inventory reserves, recoverability of goodwill and intangibles and income taxes. Actual amounts could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. For the year presented, the Company did not have any cash equivalents. The Company deposits its cash in high quality financial institutions.

Accounts Receivable

Accounts receivable are derived from unpaid invoices. Each month the Company reviews its receivables and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. The allowance for doubtful accounts represents the Company’s estimate of credit exposure. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company’s accounts receivable are primarily from customers in the building industry located in the United States, and no single customer represented at least 10% of the Company’s revenue during the period presented, or accounts receivable at the end of the period presented. There are no material dependencies on or concentrations of individual customers which would warrant disclosure under ASC 825-10-50-22. The Company has a large number of customers spread across various activities in the United States. In addition there are no material dependencies on or concentrations of individual sales products, or on available sources of supply of materials and labor needed to deliver revenue.

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NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

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Financial Instruments

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains the majority of its cash with one financial institution, which management believes to be financially sound and with minimal credit risk. Due to the short maturities of cash, accounts receivable, and accounts payable, carrying amounts approximate their respective fair values. The deferred acquisition consideration is set to mature in 2021 and as such we concluded that the carrying value of it approximated fair value. Accordingly, such financial instruments were valued based upon Level 1 measures within the valuation hierarchy. The Company’s deposits periodically exceed amounts guaranteed by the Federal Deposit Insurance Corporation.

Inventories

Inventories, consisting substantially of finished goods, are valued at the lower of cost or net realizable value. Cost is determined using the weighted average method. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

The Company’s arrangements with vendors typically provide for rebates of a specified amount of consideration payable when a number of measures have been achieved, generally related to a specified cumulative level of purchases. The Company accounts for such rebates as a reduction of the costs of the vendor’s inventory until the product is sold, at which time such rebates reduce cost of sales in the Condensed Combined Statement of Operations. Throughout the year, the Company estimates the amount of rebates based upon the expected level of purchases. The Company continually revises these estimates to reflect actual rebates earned based on actual purchase levels. Amounts due from vendors under these arrangements are included in other assets in the Condensed Combined Balance Sheet.

Inventories reserves, which include a reduction in respect of vendor rebates, were $66.2 million and $74.1 million as of September 30, 2017 and October 1, 2016 respectively.

Cost of Sales

Cost of sales consist of all costs of merchandise (net of purchase discounts and vendor allowances), freight costs and changes in reserve levels for inventory. These costs are determined to be directly or indirectly incurred in bringing an article to its existing condition and location. Our cost of sales and gross margin may not be comparable to those of other entities. Some entities, like us, exclude costs related to depreciation and amortization expenses from cost of sales, whereas other entities include these costs in their cost of sales.

Property and Equipment

Property and equipment acquired in connection with acquisitions are recorded at fair value as of the date of the acquisition and depreciated utilizing the straight-line method over the estimated remaining lives. All other additions are recorded at cost, and depreciation is computed using the straight-line method. The Company reviews the estimated useful lives of its fixed assets on an ongoing basis and the following table summarizes the estimates currently used:

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

SEPTEMBER 30, 2017

Asset Class	Estimated useful life
Buildings and improvements	40 years
Equipment	3 to 7 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of the estimated useful life or the term of the lease, considering renewal options expected to be exercised.

The Company assesses the recoverability of the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If the undiscounted cash flows are less than the carrying amount of the asset, an impairment loss is recognized for the amount by which the carrying value of the asset exceeds the fair value of the assets.

Business Combinations

The Company records acquisitions resulting in the consolidation of a business using the acquisition method of accounting. Under this method, the acquiring Company records the assets acquired, including intangible assets that can be identified and named, and liabilities assumed based on their estimated fair values at the date of acquisition. The purchase price in excess of the fair value of the assets acquired and liabilities assumed is recorded as goodwill. Various assumptions are used in the determination of these estimated fair values including items such as sales growth rates, cost synergies, customer attrition rates, discount rates, and other prospective financial information. Estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed. Transaction costs associated with acquisitions are expensed as incurred.

Intangible Assets

An intangible asset is capitalized separately from goodwill as part of a business combination at cost (fair value at date of acquisition). Subsequent to initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. The carrying values of definite-lived intangible assets are reviewed for indicators of impairment at each reporting date and are subject to impairment testing when events or changes in circumstances indicate that the carrying values may not be recoverable. Recoverability is measured by comparing the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset.

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

SEPTEMBER 30, 2017

Intangible assets are amortized on a straight-line basis. In general, definite-lived intangible assets are amortized over periods ranging from one to ten years, depending on the nature of the intangible asset. Amortization periods, useful lives, expected patterns of consumption and residual values are reviewed at each financial year-end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method as appropriate on a prospective basis.

Goodwill

Goodwill arising on a business combination is initially measured at cost, being the excess of the cost of an acquisition over the net identifiable assets and liabilities assumed at the date of acquisition and relates to the future economic benefits arising from assets which are not capable of being individually identified and separately recognized. Following initial recognition, goodwill is measured at cost less any accumulated impairment losses.

Goodwill is subject to impairment testing on an annual basis and at any time during the year if an indicator of impairment is considered to exist. Such circumstances could include, but are not limited to, a significant adverse change in business climate, increased competition or other economic conditions. To test for the recoverability of goodwill, the Company first performs a qualitative assessment based on economic, industry and company-specific factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the goodwill or indefinite-lived intangible asset is impaired. Based on the results of the qualitative assessment, two additional steps in the impairment assessment may be required. The first step would require a comparison of each reporting unit’s fair value to the respective carrying value. If the carrying value exceeds the fair value, a second step is performed to measure the amount of impairment loss on a relative fair value basis, if any. When required the Company estimates the fair value of the reporting unit using a discounted cash flow methodology. This methodology represents a Level 3 fair value measurement as defined under ASC 820, Fair Value Measurements and Disclosures, since the inputs are not readily observable in the marketplace. The goodwill impairment testing process involves the use of significant assumptions, estimates and judgments with respect to a variety of factors, including sales, gross margins, selling, general and administrative expenses, capital expenditures, cash flows and the selection of an appropriate discount rate, all of which are subject to inherent uncertainties and subjectivity. When we perform goodwill impairment testing, our assumptions are based on annual business plans and other forecasted results. We select a discount rate, which is used to reflect market-based estimates of the risks associated with the projected cash flows, based on the best information available as of the date of the impairment assessment. Based on the annual impairment analysis, there is no impairment on the goodwill.

Fair Value Measurement

The Company applies fair value accounting for all financial assets and liabilities that are reported at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

SEPTEMBER 30, 2017

an orderly transaction between market participants at the measurement date. The accounting guidance establishes a defined three-tier hierarchy to classify and disclose the fair value of assets and liabilities on both the date of their initial measurement as well as all subsequent periods. The hierarchy prioritizes the inputs used to measure fair value by the lowest level of input that is available and significant to the fair value measurement. The three levels are described as follows:

Level 1	Quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2	Valuation techniques for which the lowest level of inputs which have a significant effect on the recorded fair value are observable, either directly or indirectly; and

Level 3	Valuation techniques for which the lowest level of inputs that have a significant effect on the recorded fair value are not based on observable market data.

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level of classification as of each reporting period. The Company has no financial assets or liabilities that are reported at fair value on a recurring basis as of September 30, 2017 and October 1, 2016 respectively.

Net sales

The Company recognizes revenue (net sales on the Condensed Combined Statement of Operations) when the following four basic criteria are met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred or services have been rendered;

•	the price to the buyer is fixed and determinable; and

•	collectability is reasonably assured.

Based on these criteria, the Company generally recognizes revenue at the point of sale or upon delivery to the customer site. For goods shipped by third party carriers, the Company recognizes revenue upon shipment since the terms are generally FOB shipping point. The Company also arranges for certain products to be shipped directly from the manufacturer to the customer. The Company recognizes the gross revenue for these sales upon shipment as the terms are FOB shipping point. The Company negotiates credit terms on a customer-by-customer basis and products are shipped at an agreed-upon price. In accordance with the ASC 605-45-45, the Company includes shipping and handling revenues in net revenue and shipping and handling costs in cost of goods sold.

Net sales are reported net of product returns, discounts and estimated returns and allowances. The Company estimate returns and allowances on an ongoing basis by considering historical and current trends.

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

SEPTEMBER 30, 2017

Leases

The Company leases the majority of its facilities and enters into various other operating lease agreements in conducting its business. At the inception of each lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. Operating lease expenses are recognized in the Condensed Combined Statement of Operations on a straight-line basis over the term of the related lease. Some of the Company’s lease agreements contain renewal options, tenant improvement allowances, rent holidays or rent escalation clauses. When such items are included in a lease agreement, the Company records a deferred rent asset or liability on the Condensed Combined Balance Sheets equal to the difference between the rent expense and cash rent payments.

Advertising

All costs associated with advertising and promotion are expensed as incurred. The advertising and promotion costs were $1.6 million for each of the nine months ended September 30, 2017 and October 1, 2016 respectively.

Income Taxes

The Company accounts for income taxes using the liability method, which requires it to recognize a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future tax effects of temporary differences between the financial statement and tax reporting bases of assets and liabilities to the extent that they are realizable. Deferred tax expense (benefit) results from the net change in deferred tax assets and liabilities during the period. The Company is using the “separate return” methodology for the purpose of computing the tax provision in the Condensed Combined Financial Statements. Additionally, any current income taxes payable at the end of each fiscal period have been recognized as a capital contribution from the parent company within additional paid-in capital in the Condensed Combined Financial Statements.

FASB ASC Topic 740, Income Taxes, prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Based on this guidance, the Company analyzes its filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. Tax benefits from uncertain tax positions are recognized if it is more likely than not that the position is sustainable based solely on its technical merits. It is the Company’s policy to report interest and penalties accrued related to these positions as components of the income tax provision, when incurred. The Company is open to audit under the statute of limitations by the Internal Revenue Service for the tax years ended December 31, 2013 through 2016, as well as all other jurisdictions pursuant to their applicable statute of limitations for the tax years ended December 31, 2012 through December 31, 2016.

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

SEPTEMBER 30, 2017

In calculating the provision for interim period income taxes, in accordance with FASB ASC Topic 740, we estimate the effective rate expected to be applicable for the full fiscal year and apply that estimated annual effective tax rate to year-to-date income before income taxes. Adjustments to tax expense are made for year-to-date discrete items.

Stock-Based Compensation

Certain of the Company’s employees participate in stock compensation plans of the ultimate parent company, CRH plc. The ultimate parent’s plans include the following plans:

•	2013 Restricted Share Plan

•	2014 Performance Share Plan

Stock-based compensation expense is measured based on the fair value of CRH plc’s stock on the grant date. These restricted stock units are serviced-based and vest over the service period.

Stock-based compensation expense for performance share awards is measured based on the expected achievement of certain performance criteria.

The Company recognizes its proportionate share of its ultimate parent’s FASB ASC 718, Compensation – Stock Compensation, compensation expense, based on actual awards granted to the Company employees. Compensation expense is recorded in payroll costs in the Condensed Combined Statement of Operations over the vesting periods.

For the nine month periods ended September 30, 2017 and October 1, 2016 the Company recorded stock compensation expense with a corresponding adjustment to paid-in capital contributed by its parent of $2.4 million and $1.9 million respectively.

Recently issued Accounting Standards

The following accounting standard has been adopted by the Company during the nine month period ended

September 30, 2017.

•	The Company retrospectively adopted ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, during fiscal year ending December 31, 2016. The standard requires that all deferred taxes are presented as non-current in a classified statement of financial position. The Company elected for early adoption of ASU 2015-17 on a retrospective basis. The effect of this is that deferred tax liabilities, net, of $14.3 million and $13.1 million have been classified as non-current liabilities as of September 30, 2017 and October 1, 2016 respectively.

3	Prepaid and Other Assets

The following table summarizes the significant components of prepaid expenses and other assets (in thousands):

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

SEPTEMBER 30, 2017

	September 30, 2017	October 1, 2016
Vendor rebates	$44,036	$56,299
Prepayments	7,603	5,494
Other	5,408	4,495

	$57,047	$66,288

Due within 1 year	$54,806	$64,182
Due greater than 1 year	2,241	2,106

	$57,047	$66,288

4	Property and Equipment

	September 30, 2017	October 1, 2016
Property and equipment consist of the following (in thousands):
Land and buildings	$70,164	$66,822
Equipment	232,649	221,745
Construction in progress	9,284	5,628

	312,097	294,195
Less accumulated depreciation	(194,306)	(183,209)

	$117,791	$110,986

Depreciation expense for the nine months ended September 30, 2017 and October 1, 2016 was $18.5 million and $17.8 million respectively.

5	Goodwill and Intangible Assets

	September 30, 2017	October 1, 2016
Goodwill:
The carrying value of goodwill is (in thousands):	$433,094	$433,094

There have been no impairment losses recorded.

	September 30, 2017	October 1, 2016
Intangible assets:
Amortizable intangible assets (in thousands):
Marketing-related	$2,100	$2,100
Customer-related	139,300	139,300
Contract-based	1,483	1,483

	142,883	142,883
Less accumulated amortization	(132,494)	(124,717)

	$10,389	$18,166

Amortization expense for the nine months ended September 30, 2017 and October 1, 2016 was $5.8 million and $8.4 million respectively.

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

SEPTEMBER 30, 2017

6	Equity

Authorized (at September 30, 2017 and October 1, 2016)

Common shares:

Class A – Voting

1,400 Equity Shares - No Par Value

Class B – Non Voting

12,600 Equity Shares - No Par Value

Preferred shares:

6,300 Preferred Shares - $714.286 US$ each

There are two types of shares, Ordinary and Preferred. Ordinary shares consist of Class A and Class B shares, of which only the Class A shares have voting rights. The Class B shares have no voting rights. The preferred shares are subject to a 12% discretionary non-cumulative dividend preference out of surplus annually and are also preferred (at par) as to rights upon liquidation, dissolution or winding up of the Company. They have no voting rights.

The change in retained earnings is only effected by net income. The change in paid-in capital is only impacted by current income tax expense (refer to Note 9) and stock-based compensation (refer to Note 2).

7	Income Taxes

Taxable income of the Company is included in the consolidated US federal income tax return of Oldcastle, Inc. Oldcastle, Inc. has allocated income taxes to the Company on a basis that considers the permanent and temporary differences related to the Company’s operations computed on a “separate return” basis.

The following table is a reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate for the periods presented (in thousands):

	Nine Months ended
	September 30, 2017	October 1, 2016
Income taxes at the US federal statutory rate of 35%	$37,595	$32,192
State income taxes, net of federal tax benefit	4,783	3,958
Other, net	455	64

Income tax expense	$42,833	$36,214

The effective income tax rate for the nine months ended September 30, 2017 was 39.9%, compared to an effective tax rate of 39.4% for the same period in the prior year and an effective tax rate of 39.4% for the fiscal year ended December 31, 2016. Based upon on our current projected pre-tax income, our estimated annual income tax rate for the fiscal year ending December 30, 2017, is expected to be approximately 39.9%, excluding any discrete items.

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

SEPTEMBER 30, 2017

8	Other Current Liabilities

The following table summarizes the significant components of accrued expenses and other current liabilities (in thousands):

	September 30, 2017	October 1, 2016
Payroll obligations	$25,729	$24,783
Other	70,263	65,275

	$95,992	$90,058

9 Related Party Transactions

		Nine Months ended
	Counterparty	September 30, 2017	October 1, 2016
Recorded in the Condensed Combined Statement of Operations (in thousands):
Allocation of central corporate costs (recorded in other costs)	CRH plc, Oldcastle, Inc.	$750	$750
Stock-based compensation recharges (recorded in payroll costs)	CRH plc	2,423	1,851
Interest expense	Oldcastle, Inc.	1,891	6,775
Current income tax expense	Oldcastle, Inc.	41,926	35,443

		$46,990	$44,819

	Counterparty	September 30, 2017	October 1, 2016
Recorded in the Condensed Combined Balance Sheet (in thousands):
Indebtedness to related parties	Oldcastle, Inc. CRH plc,	$35,909	$82,475

Included in equity:
Income tax	Oldcastle Inc.	$163,740	$105,859

The Company has a number of lease arrangements in place with related parties of the Company, which have been entered into in the ordinary course of business, and payments relating to them amounted to $4.3 million and $4.8 million in the nine months ended September 30, 2017 and October 1, 2016 respectively.

10	Commitments and Contingencies

Laws and regulations

The Company is subject to loss contingencies pursuant to various federal, state and local environmental laws and regulations; however, the Company is not aware of any

ALLIED BUILDING PRODUCTS CORP. AND RELATED COMPANIES

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS - continued

SEPTEMBER 30, 2017

reasonably possible losses that would have a material impact on its results of operations, financial position, or liquidity. Potential loss contingencies include possible obligations to remove or mitigate the effects on the environment of the placement, storage, disposal or release of certain chemical or other substances by the Company or by other parties. In connection with its acquisitions, the Company’s practice is to request indemnification for any and all known material liabilities of significance as of the respective dates of acquisition. The Company has historically not been exposed to environmental liabilities due to the nature of its business.

Litigation

The Company is subject to litigation from time to time in the ordinary course of business; however the Company does not expect the results, if any, to have a material adverse impact on its results of operations, financial position or liquidity.

11	Subsequent Events

The Company has evaluated whether any additional subsequent events have occurred that would require disclosure or recognition in the accompanying Condensed Combined Financial Statements and concluded that no additional disclosure or recognition is necessary. The evaluation was performed through December 18, 2017, the date the Condensed Combined Financial Statements were available to be issued.